UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2007

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 12, 2007, Hexion Specialty Chemicals, Inc., a New Jersey corporation (“Hexion”), announced that it had entered into an Agreement and Plan of Merger (the “Agreement”) with Huntsman Corporation, a Delaware corporation (Huntsman”), and Nimbus Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Hexion (“Merger Sub”), under which Hexion has agreed to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) of Huntsman. Under the terms of the Agreement, Merger Sub will be merged with and into Huntsman, with Huntsman continuing as the surviving corporation and wholly-owned subsidiary of Hexion (the “Merger”).

At the effective time of the Merger, each outstanding share of Common Stock, other than any shares owned by Huntsman as treasury shares, Hexion, or Merger Sub or any of their respective subsidiaries or any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $28.00 in cash, without interest (the “Merger Consideration”). In addition, the restrictions applicable to each restricted share of Common Stock (including Common Stock underlying restricted stock units and phantom stock) issued or granted pursuant to Huntsman’s Stock Incentive Plan (as defined in the Agreement) shall immediately lapse, and at the effective time, each share of such Common Stock, restricted stock units and phantom stock will be converted into the right to receive the Merger Consideration. The foregoing does not apply to issuances of restricted stock granted after February 15, 2008, if any. Immediately prior to the effective time, the restrictions of one-half of such shares of restricted stock granted after February 15, 2008, if any, will immediately lapse and at the effective time such shares will be converted into the right to receive the Merger Consideration, and the remainder of such shares shall convert into the right to receive the Merger Consideration six months after the closing. All options to acquire shares of Common Stock outstanding under Huntsman’s Stock Incentive Plan will vest immediately prior to the effective time and the holders of such options will be entitled to receive an amount of cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to the option for each share subject to the option.

The Board of Directors of Huntsman unanimously approved the Agreement on the recommendation of a transaction committee comprised entirely of independent directors.

Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by Huntsman’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, foreign competition approvals and other customary closing conditions. The Agreement provides that Hexion will have up to 12 months, subject to a possible 90 day extension under certain circumstances, to close the transaction and that the cash price per share to be paid by Hexion will increase at the rate of 8% per annum (inclusive of any dividends paid) if the transaction is not consummated by April 5, 2008.

The Agreement contains certain termination rights, including if Huntsman’s Board of Directors changes its recommendation to the stockholders in connection with a Superior Proposal (as defined in the Agreement), and provides that, upon the termination of the Agreement, under specified circumstances, Huntsman will be required to pay a termination fee of $225 million and reimburse Hexion for the $100 million that Hexion paid to Huntsman in order to fund one-half of the fee to be paid to Basell. AF (“Basell”) in connection with Huntsman’s termination of the agreement and plan of merger, dated as of June 26, 2007, by and among Huntsman, Basell and BI Acquisition Holdings Limited.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Hexion or Huntsman. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In connection with the Merger, Hexion has entered into separate voting agreements (the “Voting Agreements”) with certain Huntsman stockholders, including entities controlled by MatlinPatterson, the Huntsman family and Fidelity Charitable Gift Fund, who collectively own 57% of the Common Stock, pursuant to which the stockholders party thereto have, subject to the terms and conditions therein, agreed to vote their shares of Common Stock in favor of the approval of the Merger, the adoption and approval of the Agreement, and against any competing proposal. If the Agreement is terminated in accordance with its terms, the Voting Agreements (as defined below) will also be terminated.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Statements in this Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include risks and uncertainties relating to financing the merger and satisfaction of the conditions to the merger, among others, as set forth in the companies’ respective filings with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Form 8-K.

Item 7.01	Regulation FD Disclosure.

See Item 1.01 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 12, 2007 among Hexion Specialty Chemicals, Inc., Huntsman Corporation and Nimbus Merger Sub Inc.*

Exhibit 10.1	Voting Agreement dated as of July 12, 2007, by and among Hexion Specialty Chemicals, Inc., The Jon and Karen Huntsman Foundation, Fidelity Charitable Gift Fund and Jon M. Huntsman.

Exhibit 10.2	Voting Agreement dated as of July 12, 2007, by and among Hexion Specialty Chemicals, Inc., MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P.

*	Schedules and Exhibits to the Agreement and Plan of Merger have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: July 16, 2007
	By:	/s/ William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of July 12, 2007 among Hexion Specialty Chemicals, Inc., Huntsman Corporation and Nimbus Merger Sub Inc.*

Exhibit 10.1	Voting Agreement dated as of July 12, 2007, by and among Hexion Specialty Chemicals, Inc., The Jon and Karen Huntsman Foundation, Fidelity Charitable Gift Fund and Jon M. Huntsman.

Exhibit 10.2	Voting Agreement dated as of July 12, 2007, by and among Hexion Specialty Chemicals, Inc., MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P.

*	Schedules and Exhibits to the Agreement and Plan of Merger have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.